UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 16, 2024

(Date of earliest event reported)

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25391 Commercentre Dr., Ste 200, Lake Forest, CA 92630

(Address of principal executive offices, including zip code)

308-888-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ATIF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Form 8-K, on November 22, 2023, ATIF Holdings Limited (the “Company”) received a notice (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended July 31, 2023 (“2023 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000. In its 2023 10-K, the Company reported stockholders’ equity of $1,539,353, and, as a result, did not satisfy Nasdaq Marketplace Rule 5550(b)(1).

As previously reported in a Current Report on Form 8-K April 16, 2024 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non- U.S investor named in the Purchase Agreement (the “Purchaser”), pursuant to which the Company agreed to sell an aggregate of 1,092,512 newly issued ordinary shares of the Company, $0.001 par value per ordinary share (the “Ordinary Shares”) at a purchase price of $1.23 per share (the “Private Placement”). In connection with the Private Placement, the Company received gross proceeds in the amount of $1,343,789.76. As previously reported in a Current Report on Form 8-K, on April 18, 2024, the Company entered into two securities purchase agreements (the “April 18 Purchase Agreements”) in a private placement (the “April 18 Private Placement”) of the Company’s newly issued ordinary shares, par value $0.001 per ordinary share, with one (1) U.S. accredited investor, as defined under Rule 501 of Regulation D, and one (1) non-U.S. investor (individually, an “Investor” and collectively, the “Investors”), at the purchase price of $1.23 per ordinary share. The Company received gross proceeds in the amount of $1,000,002.38 in connection with the April 18 Private Placement.

As previously reported in a Form 8-K, on April 29, 2024, the Company entered into a deferred salary conversion agreement (“Deferred Salary Conversion Agreement”) with Mr. Jun Liu, the president, chief executive officer and chairman of the board of directors of the Company. Pursuant to the Agreement, the Company issued 384,478 ordinary shares to Mr. Liu (“Deferred Salary Debt Shares”), $0.001 par value in lieu of an unpaid salary of $349,875 owed to Mr. Liu at a per share price of $0.91 which was the Nasdaq consolidated closing bid price per share of the Company’s ordinary shares on April 29, 2024.

In addition the Company has recorded $200,000 in consulting service revenue in April 2024.

On May 16, 2024, Nasdaq granted the Company an extension of time until May 20, 2024 to provide evidence of compliance, by filing a Current Report on Form 8-K which includes (1) disclosure of Nasdaq’s deficiency letter and the specific deficiency or deficiencies cited; (2) a description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing; (3) an affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in item (2) above; and (4) a disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Thus, in total, the Company believes its shareholders’ equity as of April 30, 2024, on a pro forma basis after giving effect to the transactions described above would be $2,683,042.

As of May 16, 2024, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transactions and events referenced above. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement, and if at the time of its next periodic report, which will be its annual report on Form 10-K for the year ended July 31, 2024, the Company does not evidence compliance, it may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF HOLDINGS LIMITED

By:	/s/ Jun Liu
Jun Liu
Chief Executive Officer and Chairman of the Board

Date: May 17, 2024

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